Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 21, 2009, among Prospect Capital Corporation, a Maryland corporation (the "Corporation"), and the persons identified on the signature page hereof (referred to collectively herein as the "Purchasers" and each individually as a "Purchaser").

R E C I T A L S:

WHEREAS, this Agreement is made pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of September 21, 2009, by and among the Corporation and certain Purchasers of Shares; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Purchasers as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.
GENERAL

1.1 Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

"Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or entity.

"Closing Date" means the date on which the closing of the transactions contemplated by the Stock Purchase Agreement occurs.

"Common Stock" means shares of common stock, $0.001 par value per share, of the Corporation.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Form N-2" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC to be used by all closed-end management investment companies, except small business investment companies licensed as such by the United States Small Business Administration, for filing: (1) an initial registration statement under Section 8(b) of the Investment Company Act of 1940 and any amendment to it; (2) a registration statement under the Securities Act and any amendment to it; or (3) any combination of these filings.

"Holder" means any Purchaser who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.8 hereof.

"Mandatory Registration Statement" shall have the meaning ascribed to it in Section 2.1 hereof.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

"Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement.

"Registrable Securities" means (a) the Shares; and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares held by the Holders; provided, however, that Registrable Securities shall not include any shares of Common Stock (i) which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144 under the Securities Act; (ii) which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned in compliance with the terms of this Agreement; or (iii) which may be sold by the Holder in question pursuant to Rule 144 without volume restrictions or public information requirements.

"Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities issued and outstanding.

"Registration Expenses" shall mean all expenses incurred by the Corporation in effecting any registration pursuant to this Agreement (including any Mandatory Registration Statement or Shelf Registration), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, and expenses of the Corporation's independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and any other Persons retained by the Corporation and the compensation of regular employees of the Corporation, which shall be paid in any event by the Corporation, but shall not include Selling Expenses.

"SEC" or "Commission" means the Securities and Exchange Commission and any successor agency.

"Securities Act" shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Selling Expenses" shall mean all underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

"Shares" mean shares of Common Stock issued by the Corporation to the Purchasers pursuant to the Stock Purchase Agreement.

"Shelf Registration" shall have the meaning ascribed to it in Section 2.1 hereof.

"Shelf Termination Date" shall have the meaning ascribed to it in Section 2.1 hereof.

"Trading Day" means a day on which the principal securities exchange or automated quotation system, upon which the Registrable Securities are then listed for public trading, shall be open for business.

"Violation" shall have the meaning ascribed to it in Section 2.7(a) hereof.

SECTION 2.
REGISTRATION

2.1 Shelf Registration.

2.1.1 In accordance with the requirements of Section 2.3 below, the Corporation shall use its reasonable best efforts to file with the SEC within twenty-five (25) days after the date hereof, and to cause to be declared effective by the SEC within eighty-five (85) days after the date hereof, a post-effective amendment to the registration statement on Form N-2 No. 333-143819, currently on file with the Commission as of the date hereof, and/or a successor registration statement on Form N-2 in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a "Shelf Registration") with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders thereof.  The Corporation shall also use its reasonable best efforts, once such post-effective amendment or successor registration statement becomes effective, to maintain the effectiveness of the registration effected pursuant to this Section 2.1 and keep such registration statement free of any material misstatements or omissions at all times, subject only to the limitations on effectiveness set forth below.  The registration statement contemplated by this Section 2.1 is referred to herein as the "Mandatory Registration Statement."  The Corporation shall use its reasonable best efforts to cause the Mandatory Registration Statement to remain effective until such date (the "Shelf Termination Date") as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold pursuant to Rule 144 without volume restrictions or public information requirements.  The Corporation's efforts to maintain the effectiveness of the Mandatory Registration Statement shall include filing periodic prospectus supplements or post-effective amendments until the Shelf Termination Date to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act and to update the names and other information regarding the Holders contained in such registration statement in accordance with the Securities Act.  For the avoidance of doubt, the Mandatory Registration Statement covering such Registrable Securities also shall include, by means of the same prospectus supplement, such securities of the Corporation as described in that certain registration rights agreement, by and between the Corporation and certain purchasers, dated August 17, 2009, and filed with the SEC on August 21, 2009, and defined therein as "Registrable Securities".  In no event shall a Holder be required to be named as an "underwriter" in a registration statement without such Holder's prior written consent.

2.1.2 If: (i) the Mandatory Registration Statement is not filed on or prior to twenty-five (25) days after the date hereof, or (ii) the Corporation fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Corporation is notified (orally or in writing, whichever is earlier) by the Commission that the Mandatory Registration Statement will not be "reviewed," or not subject to further review, or (iii) the Mandatory Registration Statement filed or required to be filed hereunder is not declared effective by the Commission within eighty-five (85) days after the date hereof (the "85-Day Deadline"), or (iv) in the event that, after the 85-Day Deadline, the Registrable Securities have not been listed on the Trading Markets (as defined below), or (v) after the 85-Day Deadline, the Mandatory Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities for more than 14 consecutive calendar days or more than an aggregate of 20 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an "Event", and for purposes of clause (i), (iii) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (v) the date on which such 14 or 20 calendar day period, as applicable, is exceeded being referred to as "Event Date"), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured or such Holder no longer owns Registrable Securities, the Corporation shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder for any Registrable Securities then held by such Holder.  The parties agree that (1) in no event will the Corporation be liable in any 30-day period for liquidated damages under this Agreement in excess of 1% of the aggregate purchase price paid by the Holders and (2) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be eighteen percent (18%) of the aggregate purchase price paid or aggregate number of Shares purchased (or combination thereof) by such Holder. If the Corporation fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

2.2 Expenses of Registration.  All reasonable Registration Expenses incurred in connection with any registration hereunder shall be borne by the Corporation.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered.

2.3 Additional Obligations of the Corporation.  The Corporation shall:

(a) At least three (3) Trading Days before filing the Mandatory Registration Statement, furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Corporation shall in good faith consider any reasonable comments of such counsel received prior to filing.

(b) Promptly notify the Holders when the Mandatory Registration Statement is declared effective by the Commission.  The Corporation shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to the registration statement or any amendments thereto and shall furnish to the Holders, upon request, any comments of the Commission staff regarding the Holders.  The Corporation shall promptly file with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act after the Corporation concludes that the staff of the Commission has no further comments on the filing.

(c) Furnish to the Purchasers and Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such U.S. jurisdictions as shall be reasonably requested by the Holders unless an exemption from registration and qualification exists; provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to general taxation in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering, so long as each Purchaser and/or Holder participating in such underwriting also enters into and performs its obligations under such an agreement.

(f) Promptly notify each Purchaser who holds, and each Holder of Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information regarding the Corporation) and, when such state of facts no longer exists whether due to passage of time or filing of supplemental disclosure by the Corporation, the Corporation shall promptly furnish to each such Holder a reasonable number of copies of any supplement or amendment to such prospectus filed by the Corporation.

(g) Use its reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of such registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) in the event of the issuance of any stop order suspending the effectiveness of such registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Corporation shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

(h) Use its reasonable best efforts to cause all Shares to be listed on each securities exchange (including, if applicable, the NASDAQ Global Select Stock Market) on which similar securities issued by the Corporation are then listed (collectively, the "Trading Markets"), including, without limitation, the filing of any required additional listing applications.

(i) Use its reasonable best efforts to cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to the Mandatory Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and, registered in such names as the Holders may request.

(j) Provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any registration statement from and after a date not later than the effective date of such registration statement.

(k) Not, nor shall any subsidiary or affiliate thereof, identify any Purchaser as an underwriter in any public disclosure or filing with the SEC or the NASDAQ Stock Market or any other securities exchange or market without the consent of such Purchaser except as required by law.

2.4 Suspension of Sales.  Upon receipt of written notice from the Corporation that the Mandatory Registration Statement or a prospectus relating thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Misstatement"), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Purchaser and/or Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such is advised in writing by the Corporation that the use of the prospectus may be resumed, and, if so directed by the Corporation, such Holder shall deliver to the Corporation all copies, other than permanent file copies then in such Purchaser's or Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  The total number of days that any such suspension may be in effect in any three hundred-sixty-five (365) day period shall not exceed 90 days.

2.5 Termination of Registration Rights.  A Holder's registration rights, including any right to payment under Section 2.1.2, shall expire if all Registrable Securities held by such Holder may be sold pursuant to Rule 144 without volume restrictions or public information requirements.  Termination of such registration rights shall be conditioned upon the Corporation's removal of the restrictive legends from any Registrable Securities held by such Holder.

2.6 Furnishing Information.  It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement that the selling Holders shall furnish to the Corporation such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.7 Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Investment Company Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any related preliminary prospectus or final prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, the Investment Company Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law in connection with the registration of the Registrable Securities; and the Corporation will pay to each such Holder, underwriter or controlling person, as incurred any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to any Holder or underwriter (or any related controlling person) with respect to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Holder, underwriter or controlling person or any failure of such person to deliver or cause to be delivered a prospectus made available by the Corporation in a timely manner.

(b) To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.7(a) above with respect to such matter, each selling Holder (severally and not jointly) will indemnify and hold harmless the Corporation, each of its directors, officers, persons, if any, who control the Corporation within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder expressly for use in connection with a registration statement which is contained in such registration statement, including any related preliminary prospectus or final prospectus or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder's untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, (x) the indemnification obligations in this Section 2.7(b) shall be individual and ratable not joint and several for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Holder under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if (i) the indemnifying party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such indemnified party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the indemnifying party, representation of such indemnified party by such counsel would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.7(d) will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution with respect to an underwriter contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the indemnification provisions of the Holders in any underwriting agreement may not conflict with the provisions of this Section 2.7 without the consent of the affected Holders.

(f) The obligations of the Corporation and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.8 Assignment of Registration Rights.  The rights to cause the Corporation to register Registrable Securities pursuant to this Agreement may be assigned by a Purchaser or Holder to a transferee or assignee of Registrable Securities if (a) such transferee is an investment advisory client, Affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto, (b) such transferee shares a common discretionary investment advisor with such Purchaser or Holder, (c) such transferee acquires at least 25% of the Registrable Securities then owned by such Purchaser or Holder, or (d) such transferee or transferees are partners or members of a Purchaser or Holder; provided that, in the case of subsection (d), all such direct and indirect transferees or assignees of a particular Holder agree to act through a single representative; and provided further, however, (i) the transferor shall furnish to the Corporation written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.9 Rule 144 Reporting.  With a view to making available to the Purchasers and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Securities Act Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Corporation; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.10 Obligations of the Holders

(a) Each Holder shall furnish in writing to the Corporation such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Corporation may reasonably request in connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Corporation a selling securityholder notice and questionnaire in form reasonably satisfactory to the Corporation.  At least five (5) business days prior to the first anticipated filing date of any registration statement, the Corporation shall notify each Holder of any additional information the Corporation requires from such Holder if such Holder elects to have any of the Registrable Securities included in such registration statement.  A Holder shall provide such information to the Corporation at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Corporation as reasonably requested by the Corporation in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Corporation in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Holder covenants and agrees that it shall comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

SECTION 3.
MISCELLANEOUS

3.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including, subject to Section 2.8, permitted transferees of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law; Waiver of Jury Trial; Arbitration.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.   EACH PARTY HERETO EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION RELATING HERETO OR THERETO.  EACH PARTY HERETO CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR THE TRANSACTION UNDER CONSIDERATION, PROVIDED, THAT ANY SUCH DISPUTE, INCLUDING BUT NOT LIMITED TO ANY ISSUE REGARDING ARBITRABILITY, MUST FIRST BE SUBMITTED TO BINDING ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES AND THE EXPEDITED PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") THEN IN EFFECT ("THE RULES"), EXCEPT AS MODIFIED HEREIN.  JUDGMENT UPON THE AWARD MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION.

3.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

3.4 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement

3.5 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and sent by recognized overnight courier or registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.  Notices under this Section 3.5 shall deemed given only when actually received.

3.6 Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the holders of two-thirds of the Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Corporation.  No such amendment shall be effective to the extent that it applies to less than all of the Holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

3.8 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

3.9 Aggregation of Stock.  All shares of Registrable Securities held or acquired by any Purchasers which are Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Corporation, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth herein.

PROSPECT CAPITAL CORPORATION

By:
Name:
Title:

Address: 10 East 40th Street, 44th Floor
New York, New York 10016

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Purchaser

By:
Name:
Title:

Address:

855259-New York Server 1A - MSW